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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


 We consent to the reference to our firm under the caption "Experts" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-117688) and related Proxy/Prospectus of Sovereign Bancorp, Inc. and to the incorporation by reference therein of our report dated January 20, 2004, except for Note 29, as to which the date is March 8, 2004, with respect to the consolidated financial statements of Sovereign Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 5, 2004